Isle of Capri Casinos to Restate Earnings due to Non-Cash Accounting Adjustments; Postpones 3rd Quarter Results

ST. LOUIS, Mo., March 12, 2007/PRNewswire-FirstCall/ -- Isle of Capri Casinos, Inc. (NASDAQ:ISLE) announced today that it will restate its financial statements for the fiscal years ended April 25, 2004, April 24, 2005 and April 30, 2006 and the quarterly results for fiscal 2005 and 2006 included therein, and for the first two quarters of fiscal 2007. The Company is assessing the time frame in which it expects to complete and file the restated financial statements and its form 10-Q for the fiscal quarter ended January 28, 2007.

The Company expects these adjustments to result in a reduction of its retained earnings through the fiscal quarter ended October 29, 2006 in an amount not to exceed $12 million, which includes adjustments related to periods prior to fiscal 2004 of approximately $6.0 to $7.0 million primarily related to amortization of intangible assets as discussed below. The cumulative net effect of the adjustments over the affected three and a half year period is expected to decrease adjusted EBITDA1 by approximately $1.0 to $2.0 million, primarily related to Blue Chip plc operations. The remainder of the impact on retained earnings relates to items below the Company’s adjusted EBITDA1. The Company does not expect these adjustments to have an impact on adjusted EBITDA1 going forward.

The restatement primarily relates to the following items:

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The Company entered into an agreement during fiscal 2004 to lease space for a new casino in Coventry, England in the sub-level of the Arena Coventry Convention Center, which was developed, owned and operated by a non-affiliated entity. Through discussions with the Company’s independent auditors (Ernst & Young, LLP), the Company has determined that due to certain structural elements installed by the Company during the construction of the space being leased, the Company is required to be treated (for accounting purposes only) as the “owner” of the Arena Coventry Convention Center, in accordance with Emerging Issues Task Force 97-10, “The Effect of Lessee Involvement in Asset Construction.” This will result in the Company recording fixed assets of approximately $51 million and recording an other long term obligation for the same amount as of the end of the construction of the convention center in August 2005, even though the Company does not own these assets, is not the obligor on the corresponding other long-term obligation and does not participate in or control the operations of the convention center. Accordingly, the Company will record adjustments to depreciate the assets. The Company will also be required to record interest expense on the other long-term obligation equal to the rental payments over the term of the lease. The lease agreement will terminate in fiscal 2031. At the termination of the lease agreement, the Company expects to record a large non-cash gain that will offset the depreciation recorded during the lease term. The current estimated impact of this change on retained earnings though the fiscal quarter ended October 29, 2006 is expected to be approximately $3.0 to $4.0 million. These adjustments are expected to have no effect on the Company’s ongoing adjusted EBITDA[1].

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During the fiscal quarter ended January 28, 2007, the statutory audits of the financial statements of Blue Chip plc for the 2005 and 2006 fiscal years were completed. These audited financial statements have resulted in adjustments that reduce the Company’s retained earnings by approximately $2.0 million over this period. These adjustments have no effect on the ongoing operations of the Company. Blue Chip plc is a 66-2/3% owned subsidiary of the Company, which operates pub-style casinos in the United Kingdom (UK). In accordance with the original agreement, Blue Chip plc was managed by its UK based minority shareholders during the impacted fiscal years. The Company assumed management responsibilities of Blue Chip plc during fiscal 2007.

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The Company has identified adjustments related to the amortization of certain intangible assets related to customer lists and berthing rights, which should have been fully expensed prior to fiscal year 2004. Accordingly, the Company will record an adjustment to reduce other intangible assets by $7.5 million. The after-tax effect of this adjustment will decrease retained earnings by approximately $4.5 million.

As part of the restatement process, the Company will also record certain other adjustments for the periods being restated which previously had been considered immaterial and the Company will assess any other potential items for correction as warranted.

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1 EBITDA is “earnings before interest, income taxes, depreciation and amortization.” Isle of Capri calculates Adjusted EBITDA at its properties by adding depreciation and amortization, preopening expense, management fees, other charges and non-cash items to Operating Income (Loss). Adjusted EBITDA is presented solely as a supplemental disclosure because management believes that it is 1) a widely used measure of operating performance in the gaming industry and 2) a principal basis of valuing gaming companies. Management uses property level Adjusted EBITDA as the primary measure of the Company’s operating properties’ performance, including the evaluation of operating personnel. Adjusted EBITDA should not be construed as an alternative to operating income as an indicator of the Company’s operating performance, as an alternative to cash flows from operating activities as a measure of liquidity or as an alternative to any other measure determined in accordance with U.S. generally accepted accounting principles (GAAP). The Company has significant uses of cash flows, including capital expenditures, interest payments, taxes and debt principal repayments, which are not reflected in Adjusted EBITDA. Also, other gaming companies that report Adjusted EBITDA information may calculate Adjusted EBITDA in a different manner than the Company. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by net revenues.

Isle of Capri Casinos, Inc., a leading developer and owner of gaming and entertainment facilities, operates 13 casinos in 11 locations. The company owns and operates riverboat and dockside casinos in Biloxi, Lula and Natchez, Mississippi; Lake Charles (2 riverboats), Louisiana; Bettendorf, Davenport and Marquette, Iowa; and Kansas City and Boonville, Missouri. The company also owns a 57 percent interest in and operates land-based casinos in Black Hawk (two casinos), Colorado. Isle of Capri's international gaming interests include a casino that it operates in Freeport, Grand Bahama and a two-thirds ownership interest in casinos in Dudley and Wolverhampton, England. The company also owns and operates Pompano Park Harness Racing Track in Pompano Beach, Florida.

This press release may be deemed to contain forward-looking statements, which are subject to change. These forward-looking statements may be significantly impacted, either positively or negatively by various factors, including without limitation, licensing, and other regulatory approvals, financing sources, development and construction activities, costs and delays, weather, permits, competition and business conditions in the gaming industry. The forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements herein.

Additional information concerning potential factors that could affect the Company's financial condition, results of operations and expansion projects, is included in the filings of the Company with the Securities and Exchange Commission, including, but not limited to, its Form 10-K for the most recently ended fiscal year.

CONTACTS:
Isle of Capri Casinos, Inc.,
Allan B. Solomon, Executive Vice President - 561.995.6660
Donn Mitchell, Chief Financial Officer - 314.813.9319
Jill Haynes, Senior Director of Corporate Communication - 314.813.9368

NOTE: Other Isle of Capri Casinos, Inc. press releases and a corporate profile are available at http://www.prnewswire.com . Isle of Capri Casinos, Inc.'s home page is http://www.islecorp.com .

SOURCE Isle of Capri Casinos, Inc.